UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Alexza Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALEXZA PHARMACEUTICALS, INC.

2091 Stierlin Court

Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Alexza”). The Annual Meeting will be held on June 10, 2014, at 1:00 p.m. local time at the offices of the Company, 2091 Stierlin Court, Mountain View, California 94043 for the following purposes:

1. To elect seven nominees for director, each to serve until the 2015 Annual Meeting of Stockholders and until his or her successor has been elected and qualified. The Company’s Board of Directors (the “Board”) intends to present the following individuals as its nominees for election as directors:

Thomas B. King	Gordon Ringold, Ph.D.
J. Kevin Buchi	Isaac Stein
Deepika R. Pakianathan, Ph.D.	Joseph L. Turner
J. Leighton Read, M.D.

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;

3. To ratify the selection by the Audit and Ethics Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These business items are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is April 15, 2014. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. In accordance with Delaware law, for ten days prior to the Annual Meeting, a list of stockholders will be available for inspection in the office of the Corporate Secretary, Alexza Pharmaceuticals, Inc., 2091 Stierlin Court, Mountain View, California 94043. The list of stockholders will also be available at the Annual Meeting.

By Order of the Board of Directors

Mark K. Oki

Senior Vice President, Finance,

Chief Financial Officer, Treasurer and Secretary

Mountain View, California

April 30, 2014

Pursuant to the Internet proxy rules promulgated by the Securities and Exchange Commission, Alexza has elected to provide access to its proxy materials over the Internet. Accordingly, stockholders of record at the close of business on April 15, 2014 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement thereof. Alexza expects to mail the Notice of Internet Availability of Proxy Materials on or about April 30, 2014.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or the telephone, as promptly as possible in order to ensure your representation at the meeting. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

ALEXZA PHARMACEUTICALS, INC.

2091 Stierlin Court

Mountain View, California 94043

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

JUNE 10, 2014

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”), we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

We intend to mail the Notice of Internet Availability on or about April 30, 2014 to all stockholders of record entitled to vote at the Annual Meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Why am I being provided access to these materials?

We have provided you access to these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Alexza Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “Alexza”) is soliciting your proxy to vote at the Annual Meeting including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply vote, as instructed below and in the Notice of Internet Availability, via the Internet or the telephone. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability to request a paper proxy card to submit your vote by mail.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 10, 2014.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, June 10, 2014, at 1:00 p.m. local time at the offices of the Company, 2091 Stierlin Court, Mountain View, California 94043. Directions to the Annual Meeting may be found at www.alexza.com. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 15, 2014 will be entitled to vote at the Annual Meeting. On April 15, 2014, there were 17,283,053 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 15, 2014 your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote, as instructed below and in the Notice of Internet Availability, via the Internet or the telephone, as promptly as possible to ensure your vote is counted. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability to request a paper proxy card to submit your vote by mail.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 15, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote, as well as such other business as may properly come before the meeting or any adjournment thereof:

•	Election of seven directors;

•	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

•

Ratification of the selection by the Audit and Ethics Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2014.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy on the Internet, vote by proxy over the telephone, or vote by proxy via the mail. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	In Person: To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

Internet:    To vote on the Internet, go to http://www.envisionreports.com/ALXA to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m., Eastern time, on June 9, 2014 to be counted.

•

Telephone:    To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m. Eastern time, on June 9, 2014 to be counted.

•

Mail:    To vote by mail, you must request a paper proxy card by following the instructions on the Notice of Internet Availability. Once you receive the paper proxy card, complete, sign and date the proxy card where indicated and return it promptly in the prepaid envelope that will be included with the paper proxy card. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice of Internet Availability containing voting instructions from that organization rather than from the Company. You may vote by proxy by following the instructions from your broker, bank or other agent included with the Notice of Internet Availability. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2014.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1 or 2 without your instructions, but may vote your shares on Proposal No. 3.

What if I submit a proxy via the Internet, by telephone or by mail but do not make specific choices?

If you submit a proxy via the Internet, by telephone or by mail without making voting selections, your shares will be voted “For” the election of all seven nominees for director and “For” all other proposals. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

If you receive more than one Notice of Internet Availability or set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 2091 Stierlin Court, Mountain View, CA 94043.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that will be counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing and received by the Company by December 31, 2014, to Corporate Secretary, 2091 Stierlin Court, Mountain View, CA 94043. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so no later than the close of business on March 12, 2015, nor earlier than the close of business on February 10, 2015.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withheld” and broker non-votes; and with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposal Nos. 2 and 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•

For Proposal No. 1, the election of directors, the seven nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

For Proposal No. 2, an advisory approval of the compensation of the Company’s named executive officers, the proposal must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy to be considered to be approved. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal No. 3, the ratification of Ernst & Young LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2013, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares are present at the meeting in person or represented by proxy. On April 15, 2014, the record date, there were 17,283,053 shares outstanding and entitled to vote. Thus, the holders of at least 8,641,527 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended report on Form 8-K to publish the final results.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ALEXZA SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Alexza’s Board of Directors consists of seven directors. At the Annual Meeting, stockholders will elect members of the Board to hold office until the 2015 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until any such director’s earlier death, resignation or removal. There are seven nominees for election this year. Each such nominee is currently a director of the Company, and each such nominee was previously elected by the stockholders.

Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote. If properly submitted, shares represented by proxy will be voted for the election of the seven nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holders may determine. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

Director Nominees

Set forth below are the names of the nominees and certain information about them, including their ages and committee memberships held, as of April 15, 2014, and a discussion of the specific and particular experience, qualifications, attributes or skills of each nominee that led the Corporate Governance and Nominating Committee to recommend and the Board to conclude that the nominee should serve as a director of the Company:

Name of Nominee	Age	Position Held with Company	Committees	Director Since
Thomas B. King	59	Director, President and Chief Executive Officer		2003
J. Kevin Buchi	58	Director	Compensation	2013
Deepika R. Pakianathan, Ph.D.	49	Director	Compensation	2004
J. Leighton Read, M.D.	63	Director	Audit and Ethics	2004
Gordon Ringold, Ph.D.	63	Director	Compensation (Chair)	2001
Isaac Stein	67	Director (Lead)	Corporate Governance and Nominating (Chair), Audit and Ethics	2001
Joseph L. Turner	62	Director	Audit and Ethics (Chair), Corporate Governance and Nominating	2010

Thomas B. King has served as our President, Chief Executive Officer and a member of our Board since June 2003. From September 2002 to April 2003, Mr. King served as President, Chief Executive Officer and a member of the board of directors of Cognetix, Inc., a biopharmaceutical development company. From January 1994 to February 2001, Mr. King held various senior executive positions at Anesta Corporation, a publicly-traded pharmaceutical company, including President and Chief Executive Officer from January 1997 to October 2000, and was a member of the board of directors until it was acquired by Cephalon, Inc., a publicly-traded biopharmaceutical company. The Board believes that Mr. King’s position as the Company’s Chief Executive Officer and his prior experience as chief executive officer at similar companies, including a publicly-traded company, enable him to contribute to the Board his extensive knowledge of the Company and its industry and provide Board continuity. Mr. King received an M.B.A. from the University of Kansas and a B.A. in chemistry from McPherson College.

J. Kevin Buchi has served as a member of our Board since January 2013. Since August 2013, Mr. Buchi has served as a director, President and Chief Executive Officer of TetraLogic Pharmaceuticals Corporation, a publicly-traded biopharmaceutical company. From October 2011 until May 2012, Mr. Buchi was Corporate Vice President, Global Branded Products at Teva Pharmaceutical Industries Ltd., a publicly-traded pharmaceutical company. Prior to joining Teva Pharmaceutical Industries Ltd., Mr. Buchi served as Chief Executive Officer of Cephalon, Inc., a publicly-traded biopharmaceutical company, from December 2010 through its acquisition by Teva Pharmaceutical Industries Ltd. in October 2011. Mr. Buchi joined Cephalon Inc. in 1991 and held the positions of Chief Operating Officer and Chief Financial Officer before becoming its Chief Executive Officer. Mr. Buchi has also served on the Board of Directors of Benitec Biopharma Ltd., a publicly traded biopharmaceutical company, from April 2013 to present, and Stemline Therapeutics, Inc., a publicly traded biopharmaceutical company, from 2012 to present. The Board believes that Mr. Buchi’s experience as the chief executive officer of a pharmaceutical company with an extensive late-stage product candidate pipeline and a portfolio of branded products, his experience leading that company’s acquisition by a major international pharmaceutical company, and his experience as a director of several pharmaceutical companies offers specific expertise needed by the Company at this stage in its growth. Mr. Buchi graduated from Cornell University with a B.A. in chemistry and received a Masters of Management from the J.L. Kellogg Graduate School of Management at Northwestern University.

Deepika R. Pakianathan, Ph.D. has served as a member of our Board since November 2004. Since 2001, Dr. Pakianathan has served as a managing member at Delphi Ventures, a venture capital firm focusing on healthcare investments. From 1998 to 2001, Dr. Pakianathan was a senior biotechnology banker at JPMorgan. Prior to joining JPMorgan, Dr. Pakianathan was a research analyst at Genesis Merchant Group, a private investment partnership, from 1997 to 1998 and a post-doctoral scientist at Genentech, Inc. from 1993 to 1997. Dr. Pakianathan is also a member of the board of directors of Karyopharm Therapeutics, Inc., a publicly traded pharmaceutical company, from April 2013 to present, and OncoMed Pharmaceuticals Inc., a publicly traded biopharmaceutical company from December 2008 to present. The Board believes that Dr. Pakianathan’s experience overseeing multiple healthcare companies as a director and prior work as a biotechnology investment banker provide knowledge related to the Company’s industry sector to aid in overseeing the business development and strategy of the Company. Dr. Pakianathan received a Ph.D. in immunology and an M.S. in biology from Wake Forest University, and a M.Sc. in biophysics and a B.Sc. from the University of Bombay.

J. Leighton Read, M.D. has served as a member of our Board since November 2004. From 2001 until 2007, Dr. Read served as a Managing Member in four funds at Alloy Ventures, where he continues as a Venture Partner. Dr. Read founded Aviron, a biopharmaceutical company, and served as its Chairman and Chief Executive Officer until 1999 and as a director until its acquisition by MedImmune, LLC, in 2002. In 1989, Dr. Read co-founded Affymax NV, a biopharmaceutical company. Dr. Read has received several awards for co-inventing the technology underlying the Affymetrix GeneChip. The Board believes that Dr. Read’s background in founding multiple biopharmaceutical companies brings experience to assist the Company in guiding it through the processes of drug development and commercialization. Dr. Read received an M.D. from the University of Texas Health Science Center at San Antonio and completed his training in internal medicine at Duke University and the Peter Bent Brigham Hospital, and received a B.S. in psychology and biology from Rice University.

Gordon Ringold, Ph.D. has served as a member of our Board since June 2001. From March 2000 to December 2013, Dr. Ringold served as Chairman and Chief Executive Officer of Alavita, Inc., a biotechnology company. From March 1995 to February 2000, Dr. Ringold served as Chief Executive Officer and Scientific Director of Affymax Research Institute where he managed the development of novel technologies to accelerate the pace of drug discovery. From 1997 to 2013, Dr. Ringold served as a member of the board of directors of Maxygen, Inc., a publicly-traded biopharmaceutical company, and was a member of the board of directors of Oxonica plc, a publicly-traded nanotechnology company, from 2005 to 2009. The Board believes that Dr. Ringold’s experience as both chief executive officer and director of multiple biotechnology and biopharmaceutical companies, as well as his work with technologies to advance drug discovery are important to the Company in its long-term goals to commercialize multiple products in connection with the Staccato system.

Dr. Ringold received a Ph.D. in microbiology from University of California, San Francisco, in the laboratory of Dr. Harold Varmus before joining the Stanford University School of Medicine, Department of Pharmacology. Dr. Ringold also received a B.S. in biology from the University of California, Santa Cruz.

Isaac Stein has served as a member of our Board since June 2001. Since November 1982, Mr. Stein has been President of Waverley Associates, Inc., a private investment firm. He is also the emeritus Chairman of the Board of Trustees of Stanford University. From 1997 to 2013, Mr. Stein served on the board of directors of Maxygen, Inc., a publicly-traded biopharmaceutical company. Mr. Stein is also a director of American Balanced Fund, Inc., International Growth and Income Fund, Inc., and The Income Fund of America, Inc. (part of the American Funds family of mutual funds). The Board believes that Mr. Stein’s tenure as a director of the Company provides continuity and experience that is important in his role as lead director. Mr. Stein also contributes relevant industry experience through his previous position as the chair of Maxygen’s board of directors and financial experience through his work with investment funds. Mr. Stein received an M.B.A. and J.D. from Stanford University and a B.A. in mathematical economics from Colgate University.

Joseph L. Turner has served as a member of our Board since July 2010. Mr. Turner currently serves on the Boards of Directors and is the chair of the Audit Committees of Corcept Therapeutics, Inc., Kythera Biopharmaceuticals, Inc. and Sophiris Bio, publicly-traded pharmaceutical companies. In 2012, Mr. Turner served on the Board of Directors and as chair of the Audit Committee of Allos Therapeutics, Inc., a publicly-traded pharmaceutical company, until its acquisition by Spectrum Pharmaceuticals Inc. in September 2012. From 2010 through 2012, he served on the Board and as a member of the Audit Committee of QLT Inc., a publicly traded biotechnology company. In 2008, Mr. Turner served as a director and member of the Audit Committee of SGX Pharmaceuticals Inc., a publicly-traded pharmaceutical company Mr. Turner served as Chief Financial Officer at Myogen, Inc., a publicly-traded biopharmaceutical company, which he joined in 1999 and served until it was acquired by Gilead Sciences in 2006. Previously, Mr. Turner was Chief Financial Officer at Centaur Pharmaceuticals, Inc. and served as Chief Financial Officer and Vice President, Finance and Administration at Cortech, Inc. Since 2009, Mr. Turner has also served on the Board of Managers of Swarthmore College and in June 2010 he was appointed to its Finance Committee, Academic Affairs Committee and Student Affairs Committee. Since June 2013, Mr. Turner has also served on its Property Committee. In 2013, Mr. Turner joined the Board of Directors of the Linda Crnic Institute for Down Syndrome at the University of Colorado Medical School. The Board believes that Mr. Turner’s background in finance and his experience in the biopharmaceutical industry make him well suited to aid the Company. Mr. Turner has an M.B.A. from the University of North Carolina at Chapel Hill, an M.A. in molecular biology from the University of Colorado, and a B.A. in chemistry from Swarthmore College.

Required Vote

The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for the election of directors will be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following six directors are or were (in the case of former directors) independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Buchi, Dr. Pakianathan, Dr. Read, Dr. Ringold, Mr. Stein and Mr. Turner. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Mr. King, the Company’s Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

Board Leadership Structure

The Board has a lead independent director, Mr. Stein, who fulfills the duties and possesses the powers of the Board Chair when such position has not been appointed. In such capacity, Mr. Stein has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, and to set meeting agendas. Accordingly, the lead independent director has substantial ability to shape the work of the Board when fulfilling the duties of the Board Chair. The Company believes that having our lead independent director act as Board Chair reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair enhances the effectiveness of the Board.

Role of the Board in Risk Oversight

One of the Board’s functions is informed oversight of the Company’s risk management processes. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board’s Audit and Ethics Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps the Company’s management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit and Ethics Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of the Company’s internal audit function. The Board’s Corporate Governance and Nominating Committee monitors the effectiveness of the Company’s corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Board’s Compensation Committee assesses and monitors whether any of the Company’s compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board met nine times during 2013. All directors standing for reelection attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served during the portion of the fiscal year for which they were directors or committee members, respectively.

As required under applicable Nasdaq listing standards, in fiscal year 2013, the Company’s independent directors met five times in regularly scheduled executive sessions at which only independent directors were present. The lead independent director presided over such sessions.

Information Regarding Committees of the Board of Directors

Standing committees of the Board include an Audit and Ethics Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Below is a description of each of those committees. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit and Ethics Committee

The Audit and Ethics Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company, and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company. Specifically, the Audit and Ethics Committee (i) is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm; (ii) reviews, prior to publication, the Company’s annual financial statements with management and the Company’s independent registered public accounting firm; (iii) reviews with the Company’s independent registered public accounting firm the scope, procedures and timing of the annual audits; (iv) reviews the Company’s accounting and financial reporting principles and practices; (v) reviews the adequacy and effectiveness of the Company’s internal accounting controls; (vi) reviews the scope of other auditing services to be performed by the independent registered public accounting firm; (vii) reviews the independence and effectiveness of the Company’s independent registered public accounting firm and their significant relationships with the Company; (viii) reviews the adequacy of the Company’s accounting and financial personnel resources; (ix) reviews the Audit and Ethics Committee charter on an annual basis; (x) reviews with management and the Company’s independent registered public accounting firm quarterly financial results, and the results of any significant matters identified as a result of the independent registered public accounting firm’s review procedures, prior to filing any quarterly report on Form 10-Q; (xi) reviews any other matters relative to the audit of the Company’s accounts and the preparation of its financial statements that the Audit and Ethics Committee deems appropriate; and (xii) reviews management’s efforts to monitor compliance with the Company’s code of conduct.

During 2013, the Company’s Audit and Ethics Committee met eight times. The Audit and Ethics Committee was comprised of Mr. Turner (Chair), Dr. Read and Mr. Stein. The Audit and Ethics Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Turner is an “audit committee financial expert” as defined under the Exchange Act. The Board has determined that all members of the Audit and Ethics Committee are “independent” as independence is defined for audit committee members under the Exchange Act and the Nasdaq listing standards.

The Board has adopted an Audit and Ethics Committee Charter, which is available on our website at www.alexza.com in the “Investor Relations — Corporate Governance” section.

Report of the Audit and Ethics Committee of the Board of Directors1

The Audit and Ethics Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls.

The Audit and Ethics Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2013 with management of the Company. The Audit and Ethics Committee has discussed significant accounting policies applied by the Company in its consolidated financial statements, as well as alternative treatments. Management represented to the Audit and Ethics Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit and Ethics Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit and Ethics Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Audit and Ethics Committee has discussed with the independent registered public accounting firm the accountant’s independence from the Company and its management, including the matters in the written disclosures required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence. The Audit and Ethics Committee has received the written disclosures and the letter from the independent registered public accounting firm required therein. The Audit and Ethics Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit and Ethics Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit and Ethics Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Audit and Ethics Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit and Ethics Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit and Ethics Committee recommended to the Board, and the Board has approved, inclusion of the audited consolidated financial statements of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Board has also approved, subject to stockholder ratification, the Audit and Ethics Committee’s selection of the Company’s independent registered public accounting firm.

AUDIT AND ETHICS COMMITTEE

Joseph L. Turner (Chair)

J. Leighton Read, M.D.

Isaac Stein

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee acts on behalf of the Board to oversee, review, and approve or recommend for adoption the Company’s compensation strategy, policies, plans and programs, including:

•

establishment of corporate goals and objectives relevant to the compensation of the Company’s executive officers, the weighting of corporate and individual performance relating to compensation and evaluation of performance in light of these stated objectives;

•

review and approval or recommendation to the Board for approval of, the compensation and other terms of employment or service of the Company’s President and Chief Executive Officer and the other executive officers, including all forms of salary paid to executive officers of the Company and the grant of all forms of bonus and stock compensation, including retention incentives, provided to executive officers of the Company; and

•	administration of the Company’s equity compensation plans and other similar plans and programs.

The Compensation Committee also reviews with management the Company’s Compensation Discussion and Analysis, if required to be filed, and considers whether to recommend that it be included in proxy statements and other filings.

The Compensation Committee is appointed by the Board and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “independent directors” for purposes of the Nasdaq listing standards. Our Compensation Committee is currently comprised of Dr. Pakianathan, Dr. Ringold and Mr. Buchi. Mr. Buchi joined the committee in March 2013. During 2013, the Company’s Compensation Committee met three times.

The Compensation Committee reviews and recommends to our Board an executive officer compensation program intended to link compensation with our compensation philosophy. The Compensation Committee annually reviews our executive officers’ compensation to determine whether it provides adequate incentives. The Compensation Committee’s most recent review occurred in November 2013. In January 2014, the Board reviewed recommendations from the Compensation Committee and approved the 2014 Cash Bonus Plan (described below) and granted stock options to our employees, including executive officers. The Board has adopted a Compensation Committee Charter, which is available on our website at www.alexza.com in the “Investor Relations — Corporate Governance” section.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least three times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee meets regularly in executive session to review and approve matters within its authority. The committee may delegate any of its responsibilities to a subcommittee of the Compensation Committee, but it has no authority to delegate its responsibilities to other persons. However, from time to time, various members of management and other employees, other members of the Board, or outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee the sole authority to obtain, at the expense of the Company, advice and assistance from special counsel, other experts or consultants, the Compensation Committee deems necessary or appropriate, without seeking approval of the Board or management. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, the Compensation Committee engaged Radford as a compensation consultant, which also had been engaged by the Company in fiscal years 2012 and 2011. The Compensation Committee requested that Radford:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford evaluated the scope and responsibilities for each executive position with the human resources team to confirm specific benchmarks and completed a detailed analysis of market data for each position, identifying the 25th, 50th and 75th percentile of the comparative group for each executive position. Radford then assessed the alignment of the current total compensation plan to market, including base salary, annual target incentives and long-term incentive values, in addition to analyzing ownership levels and equity retention value to ensure the total compensation packages provided meet the Compensation Committee’s objectives. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford and resulting modifications, the Compensation Committee submitted the modified recommendations of Radford to the Board for approval.

The Compensation Committee has determined that the work of Radford does not raise any conflict of interest.

For more information about our compensation of executive officers and directors for fiscal year 2013, including a discussion of cash bonuses paid for 2013, see the section of this proxy statement entitled “Executive Compensation.”

Corporate Governance and Nominating Committee

Mr. Stein (Chair) and Mr. Turner are the current members of the Company’s Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met two times in 2013. Other members of the Board are invited and often attend such meetings. The Board has determined that all members of the Corporate Governance and Nominating Committee are “independent” as defined under the Exchange Act and the listing standards of Nasdaq.

The Corporate Governance and Nominating Committee makes recommendations to the Board as to the appropriate size of the Board or any Board committee and reviews the qualifications of candidates for election to the Board (including those proposed by stockholders). The Corporate Governance and Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Company’s annual meeting of stockholders.

In evaluating the suitability of individuals for Board membership or continued Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded pharmaceutical company; the individual’s understanding of the Company’s business; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Corporate Governance and Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best achieve success for the Company and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. While the Company does not have a written policy regarding Board diversity, it is one of a number of factors that the Corporate Governance and Nominating Committee takes into account in identifying nominees, and the committee believes it is important that the Board members represent diverse viewpoints, skill sets and backgrounds. In determining whether to recommend a director for re-election, the Corporate Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Corporate Governance and Nominating Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Corporate Governance and Nominating Committee may identify certain skills or attributes (e.g., financial experience or product commercialization experience) as being particularly desirable to help meet specific Board needs that have arisen.

In identifying potential candidates for Board membership, the Corporate Governance and Nominating Committee relies on suggestions and recommendations from the Board, stockholders, management and others. The Corporate Governance and Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees.

From time to time, the Corporate Governance and Nominating Committee may also retain search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as directors must timely submit a written notice to the Corporate Secretary of the Company, whose address is 2091 Stierlin Court, Mountain View, CA 94043. The Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), set forth the procedures a stockholder must follow to nominate directors. For a stockholder to nominate a candidate for director at the 2015 Annual Meeting of Stockholders, notice of the nomination must be received by the Company not later than the close of business on March 12, 2015 and not earlier than the close of business on February 10, 2015. The notice must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected). The Corporate Governance and Nominating Committee will consider any nominee properly presented by a stockholder, and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. Copies of the Bylaws may be obtained by writing to the Corporate Secretary at the above address.

In addition, the Corporate Governance and Nominating Committee establishes procedures for the oversight and evaluation of the Board and management and considers conflicts of interest involving executive officers or Board members. Stockholders wishing to submit recommendations for our 2015 Annual Meeting should submit their proposals to the Corporate Governance and Nominating Committee, in care of our Corporate Secretary and in accordance with the time limitations, procedures and requirements described in the section entitled “Stockholder Proposals” below.

The Board has adopted a Corporate Governance and Nominating Committee Charter, which is available on our website at www.alexza.com in the “Investor Relations — Corporate Governance” section.

Stockholder Communications With the Board

Stockholders and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), any Board committee or any Chair of any such committee by U.S. mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. Such correspondence should be sent c/o Corporate Secretary, Alexza Pharmaceuticals, Inc., 2091 Stierlin Court, Mountain View, CA 94043.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

Director Attendance at Annual Meeting

The Company encourages all directors to attend each annual meeting of stockholders. In furtherance of this policy and to maximize the attendance of directors at annual meetings, the Company generally schedules annual meetings of stockholders on the same day, and in the same location, as a regularly scheduled meeting of the Board. Five of the seven individuals who were members of our Board and standing for re-election at the time of the 2013 Annual Meeting of Stockholders attended that annual meeting.

Code of Conduct

The Company has adopted the Alexza Pharmaceuticals, Inc. Code of Business Conduct for Employees, Executive Officers and Directors (the “Code of Conduct”), which applies to all directors and employees, including executive officers, including, without limitation, the Company’s principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Conduct is filed as an exhibit on the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and can be found on our website at www.alexza.com.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2011 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of its named executive officers, commonly referred to as a “say-on-pay” vote, every three years. The Board has adopted a policy that is consistent with that preference.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in this Proposal No. 2, the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on four primary objectives: (1) attracting, rewarding and retaining individuals with the skills the Company believes are necessary to achieve its goals in the competitive market in which it operates its business; (2) motivating employees to stretch their capabilities and individual contributions to achieve and exceed company objectives; (3) providing equity compensation to align actions and decisions with stockholder value creation; and (4) creating a direct link between the Company’s performance, individual contribution and rewards.

Executive Compensation Decisions for 2012, 2013 and 2014

In 2012, in response to the Company’s uncertain financial position, for the second consecutive year, the Company’s named executive officers did not receive an annual merit increase in base salary. In July 2012, Dr. Cassella received 4.8% increase as a result of his promotion to Executive Vice President, Research and Development and Chief Scientific Officer. In 2013, following the approval by the U.S. Federal and Drug Administration (“FDA”) to market ADASUVE in the United States, Mr. King, Dr. Cassella and Mr. Simms received merit increases of 8.8%, 4.3%, and 4.8%, respectively. For 2014, Mr. King, Dr. Cassella and Mr. Simms received merit increases of 4.0%, 4.1% and 2.9%, respectively.

In 2012, the Company adopted the 2012 Cash Bonus Plan (the “2012 Bonus Plan”), to motivate and retain the Company’s employees. The payout of 50% of each employee bonus was contingent upon obtaining FDA approval of the Company’s ADASUVE NDA and the remaining payout of each employee bonus was contingent upon the Company meeting 70% of the Board approved corporate goals. If both these goals were met, the size of each bonus payout was determined as follows, eighty percent of the bonus payout was dependent upon meeting corporate goals and 20% of the bonus payout was based on the Board’s discretion.

In 2013, the Company adopted the 2013 Cash Bonus Plan (the “2013 Bonus Plan”), which was intended to motivate and retain the Company’s employees, with the payout contingent upon the Company achieving 70% of the Board approved corporate goals. Eighty percent of the bonus payout was dependent upon meeting corporate goals and 20% of the bonus payout was based on the Board’s discretion. Refer to the Executive Compensation section of this proxy statement for additional information on the 2013 Bonus Plan.

In 2014, the Company adopted the 2014 Cash Bonus Plan (the “2014 Bonus Plan”), which is intended to motivate and retain the Company’s employees, with the payout contingent upon the Company meeting at least 70% of the Board approved corporate goals. Eighty percent of the bonus payout will be dependent upon meeting the approved corporate goals and 20% of the bonus payout will be based on the Board’s discretion. Refer to the Executive Compensation section of this proxy statement for additional information on the 2014 Bonus Plan.

Summary of Key Compensation Practices

The Company seeks to align its compensation programs and practices with evolving governance best practices:

•	the Company does not base compensation on short-term financial objectives;

•	the Company does not provide a supplemental executive retirement plan, or SERP;

•	the Company does not provide personal security systems maintenance and/or installation;

•	the Company does not provide extended perquisites to its officers such as life insurance policies or financial or tax planning services; and

•	the Company does not pay or provide additional compensation for terminations for cause or resignations other than for good reason following a change in control.

Compensation Committee Stays Current on Best Practices

The Company enlists the use of an independent third party consultant, Radford, to update its Compensation Committee and the entire board of directors on compensation best practices and trends along with overall competitiveness of its compensation strategy with those companies that it competes with for talent. For 2013, Radford reviewed the Company’s pay philosophy and reviewed historical compensation practices, presented an overall historical assessment of officer pay levels compared to market, and recommended going-forward program changes to align the overall compensation plan with the Company’s pay philosophy, the current state of the business and market practices. In addition, Radford reviewed the competitiveness of the Company’s equity incentive program.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Ethics Committee has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The Company is submitting the Audit and Ethics Committee’s selection of independent registered public accounting firm for ratification by the stockholders at the 2014 Annual Meeting of Stockholders. Ernst & Young LLP has audited the Company’s consolidated financial statements since the Company’s inception. The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Required Vote

Neither the Bylaws nor any other governing document or law requires that the stockholders ratify the selection of Ernst &Young LLP as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit and Ethics Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit and Ethics Committee in its discretion may change the appointment at any time during the year if the Audit and Ethics Committee determines that such a change would be in the best interests of Alexza and its stockholders.

If a quorum is present and voting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting on the proposal will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Principal Accountant Fees and Services

In connection with the audit of the 2013 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The following table presents aggregate fees billed for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2013 and 2012, and aggregate fees billed for other services rendered by Ernst & Young LLP during those periods.

	2013	2012
Audit fees(1)	$915,065	$819,000
Tax fees(2)	37,500	35,000
All other fees	1,370	—

Total	$953,935	$854,000

(1)

Audit fees consisted of professional services rendered by Ernst & Young LLP for the integrated audits of our annual consolidated financial statements, including the audit of the consolidated financial statements, the audit of internal control over financial reporting, the review of unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q, and consultation regarding financial accounting and reporting standards billed as audit services, as well as assistance with and review of our Registration Statement filings on Form S-3 and Form S-8 filed with the SEC.

(2)	Tax fees consisted of income tax return preparation fees.

Pre-approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit and Ethics Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit and Ethics Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will discuss with the Audit and Ethics Committee the services expected to be rendered by the independent registered public accounting firm during that year for each of four categories of services.

1. Audit services include audit work performed in the preparation of financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including consultation regarding the proper application of financial accounting and/or reporting standards.

2. Audit related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, tax advice and tax return preparation. The Company retains its independent registered public accounting firm for corporate income tax return preparation.

4. Other services include those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit and Ethics Committee pre-approves all audit and permissible non-audit services to be provided by its independent registered public accounting firm.

The Audit and Ethics Committee pre-approved all audit related, tax and other services rendered in 2013 and did not rely on the waiver of pre-approval requirement provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X promulgated under the Exchange Act.

EXECUTIVE OFFICERS

Our executive officers as of April 15, 2014, are as follows:

Name	Age	Position
Thomas B. King	59	President, Chief Executive Officer and Director
James V. Cassella, Ph.D.	59	Executive Vice President, Research and Development and Chief Scientific Officer
Robert A. Lippe	49	Executive Vice President, Operations and Chief Operations Officer
Mark K. Oki	45	Senior Vice President, Finance, Chief Financial Officer, Secretary, Principal Financial Officer and Principal Accounting Officer

Thomas B. King. See Mr. King’s biography in Proposal Number 1 — Election of Directors.

James V. Cassella, Ph.D. has served as our Executive Vice President, Research and Development and Chief Scientific Officer since July 2012 and served as our Senior Vice President, Research and Development from June 2004 to July 2012. From April 1989 to April 2004, Dr. Cassella held various management positions at Neurogen Corporation, a publicly-traded biotechnology company, including Senior Vice President, Clinical Research and Development from January 2003 to June 2004. Prior to Neurogen, Dr. Cassella was Assistant Professor of Neuroscience at Oberlin College. Dr. Cassella received a Ph.D. in physiological psychology from Dartmouth College, completed a postdoctoral fellowship in the Department of Psychiatry at the Yale University School of Medicine and received a B.A. in psychology from the University of New Haven.

Robert A. Lippe has served as our Executive Vice President, Operations and Chief Operations Officer since February 2014. From January 2011 to February 2014, Mr. Lippe served as the Head of Global Operations & Operational Excellence at Ironwood Pharmaceuticals, Inc. Prior to Ironwood, Mr. Lippe worked for Genentech, Inc. from 2002 to 2011. From October 2007 to January 2011, Mr. Lippe served as the Head of Manufacturing for Genentech’s Vacaville Operations. From May 2002 until October 2007, Mr. Lippe held multiple positions in strategic operations, drug substance and drug product manufacturing, and facilities. Prior to joining Genentech, Mr. Lippe spent ten years at Lawrence Livermore National Laboratory and six years as an officer in the U.S. Coast Guard. Mr. Lippe received his M.P.H. and M.B.A. degrees from the University of California, Berkeley, and received a B.S. degree in marine engineering from the United States Coast Guard Academy.

Mark K. Oki, CPA (Inactive) has served as our Senior Vice President, Finance and Chief Financial Officer since July 2012, as our Principal Accounting Officer since May 2010 and as our Principal Financial Officer and Secretary since December 2011. Mr. Oki served as our Vice President, Finance and Controller from February 2010 to July 2012 and as our Controller from April 2006 to February 2010. From June 2001 to April 2006, Mr. Oki served as the Controller of Pharmacyclics, Inc., a publicly-traded development stage pharmaceutical company. From 1998 to 2001, Mr. Oki held several positions, most recently as Assistant Controller, at Incyte Genomics, Inc., now Incyte Corporation, a publicly-traded company. From 1992 to 1997, Mr. Oki held several positions at Deloitte & Touche LLP, a public accounting firm. Mr. Oki received a B.S. in business administration with a concentration in accounting from San Jose State University.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of March 31, 2014 by (i) each stockholder that is known or believed by the Company to beneficially own more than 5% of the common stock as of such date, (ii) each of the Company’s named executive officers named in the Summary Compensation Table, (iii) each director and nominee for director and (iv) all named executive officers and directors as a group.

Percentage of ownership is based upon 17,283,053 shares outstanding as of March 31, 2014. Beneficial ownership is calculated based upon SEC requirements. All shares of common stock subject to stock options, or warrants currently exercisable or exercisable within 60 days after March 31, 2014 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such stock options, or warrants, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, the Company believes each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Beneficial Owner	Number of Shares Outstanding	Shares Issuable Pursuant to Stock Options or Warrants Exercisable Within 60 Days of March 31, 2014		Percentage of Shares Beneficially Owned(1)
5% Stockholders
Entities affiliated with Lansdowne Partners Austria GmbH(2)	1,400,811	—		8.1%
Federated Investors, Inc.(3)	1,069,193	—		6.1%

Named Executive Officers and Directors
Thomas B. King(4)	71,523	330,054	(5)	*
James V. Cassella, Ph.D.	18,745	110,192		*
Michael J. Simms	6,107	96,294		*
J. Kevin Buchi	—	6,666		*
Deepika R. Pakianathan, Ph.D.(6)	99,625	12,026		*
J. Leighton Read, M.D.(7)	3,491	12,026		*
Gordon Ringold, Ph.D.(8)	34,246	12,026		*
Isaac Stein(9)	15,838	12,026		*
Joseph L. Turner	1,050	9,421		*
All directors and named executive officers as a group (9 persons)(10)	250,625	600,731		4.8%

*	Less than 1% of our outstanding common stock.

(1)	This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

(2)

Based solely upon a Schedule 13G filed with the SEC on February 14, 2014, reflecting 1,400,811 shares of common stock held by Lansdowne Investment Company Limited (“LICL”) that may be deemed to be beneficially owned by Lansdowne Partners Austria GMBH (“LPA” together with LICL, “Lansdowne”). Each of LPA and LICL reported shared voting power and shared dispositive power on the aforementioned Schedule 13G. The address for Lansdowne Partners Austria GmbH is Wallnerstrabe 3/21, 1010 Vienna, Austria.

(3)	Based solely upon a Schedule 13G filed with the SEC on February 12, 2014. The address for Federated Investors, Inc. is Federated Investors Tower, Pittsburgh, Pennsylvania 15222.

(4)	Includes 31,523 shares held by the Thomas and Beth King 2000 Family Trust, of which Mr. King and his spouse are trustees and have shared voting and dispositive powers over the shares.

(5)	Includes a warrant to purchase 5,819 shares held by Mr. King and 324,235 options held by Mr. King that vest within 60 days of March 31, 2014.

(6)

Includes 658 shares held by Dr. Pakianathan. Includes 97,988 shares held by Delphi Ventures VI, L.P. and 979 shares held by Delphi BioInvestments VI, L.P. (together, the “Delphi Funds”). Dr. Pakianathan is a managing member of Delphi Management Partners VI, LLC, which is the general partner of each of the Delphi Funds, and she shares voting and investment power over the shares held by these entities. She disclaims beneficial ownership of the shares held by these entities, except to the extent of her proportionate pecuniary interest therein.

(7)	Dr. Read disclaims beneficial ownership as to 3,125 of the 12,026 options listed, which were granted to him prior to January 1, 2008 while he was a managing member of Alloy Ventures 2002, L.L.C.

(8)

Includes 32,392 shares held by Dr. Ringold. Includes 927 shares held by the Gordon Ringold and Tanya Zarucki 1999 Reversible Trust, of which Dr. Ringold and his spouse are trustees, and 927 shares held by Gordon Ringold and Tanya Zarucki.

(9)	Includes 15,838 shares held by The Stein 1995 Revocable Trust, of which Mr. Stein and his spouse are trustees, with respect to all of such shares Mr. Stein shares voting and investment powers.

(10)	See notes (4) through (9).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file.

To the Company’s knowledge, based solely upon its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

2013 and 2014 Cash Bonus Plans

On March 29, 2013, the Board approved the adoption of the 2013 Cash Bonus Plan (the “2013 Bonus Plan”) and on January 21, 2014 the Board approved the adoption of the 2014 Cash Bonus Plan (the “2014 Bonus Plan”, collectively the “Bonus Plans”) for our employees, including our executive officers. The Bonus Plans were adopted to motivate and retain our employees. Under the terms of the Bonus Plans, each employee is assigned a target bonus percentage of each employee’s current base salary (“TBP”) and payments are contingent upon the achievement of specified corporate objectives. The following table outlines the TBP under the Bonus Plan for each level of employee of the Company:

Employment Level	Annual Target Bonus as a Percentage of Salary
Chief Executive Officer	60%
Executive Vice Presidents, Senior Vice Presidents and Vice Presidents	40%
Executive Directors	25%
Directors	20%
Managers	15%
Other Employees	10%

The Board set corporate goals for 2013 and 2014 (the “Year-End Objectives”). To pay any award to any employee under the Bonus Plans, including the executive officers, the Company is required to achieve 70% of the respective Year-End Objectives, as determined by the Board.

The amount payable to each employee was targeted at such employee’s TBP, but employees, including executive officers, may receive more or less than 100% of their TBP, based upon corporate goal achievement, individual performance and Board discretion. The amounts paid were weighted for each employee, including executive officers, such that the Board’s determination of the achievement of the Year-End Objective accounted for 80% of the evaluation factor of the bonus potential for each employee, with the remaining 20% of the bonus being subject to the discretion of the Board. The computed bonus amount was then adjusted upward or downward to adjust for individual performance.

To receive a cash bonus, each individual employee must be actively employed by the Company on December 31, and be an employee in good standing. Employees hired after January 1, will have their cash bonus prorated based on the percentage of the time the employee worked at Alexza in during the year.

The cash bonuses paid to our named executive officers under the 2013 Bonus Plan is included in the Summary Compensation Table below.

Summary Compensation Table

The following table sets forth for the fiscal years ended December 31, 2013 and 2012, respectively, the compensation awarded or paid to, or earned by, our Chief Executive Officer during 2013 and our two other most highly compensated executive officers for the year ended 2013. We refer to these persons as our “Named Executive Officers.”

Named Executive Officer and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Stock Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas B. King	2013	525,956	—	819,000	1,226,330	275,010	1,500	2,847,796
President, Chief Executive Officer	2012	473,169	99,819	84,620	127,185	354,877	—	1,139,670

James V. Cassella, Ph.D.	2013	384,311	—	279,489	306,583	129,940	1,500	1,101,823
Senior Vice President,	2012	340,669	70,424	72,658	101,748	210,000	—	795,499
Chief Scientific Officer

Michael J. Simms	2013	343,086	—	204,750	306,583	124,600	1,500	980,519
Senior Vice President	2012	333,827	70,424	72,658	63,593	133,531	—	674,033

(1)

Represents a retention bonus approved by the Board and paid to executive officers, not pursuant to the Performance Program or 2012 Bonus Plan so long as such executive officer remained with the Company and satisfactorily performed all tasks and responsibilities through May 11, 2012.

(2)	Represents aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (“Topic 718”).

(3)

Represents cash bonuses earned under the 2012 Bonus Plan or the 2013 Bonus Plan. Cash bonuses earned in 2012 were paid in 2012 and 2013. Cash bonuses earned in 2013 were paid in 2014. See “Executive Compensation” for descriptions of the 2013 Bonus Plan and 2012 Bonus Plan.

(4)	Represents a Company matching contribution to the individual’s 401K plan account.

2013 Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information with respect to all unexercised stock options and unvested RSUs previously awarded to our Named Executive Officers through the fiscal year ended December 31, 2013. The number of securities underlying unexercised stock options and unvested RSUs at December 31, 2013 includes stock options and RSUs granted under our stockholder approved equity incentive plans.

	Option Awards							Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Stock Options Exercisable (#)	Number of Securities Underlying Unexercised Stock Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Stock Options (#)	Stock Option Grant Date	Stock Option Exercise Price ($)		Stock Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas B. King	15,469	—	—	Dec. 15, 2004	11.00	(1)	12/15/2014	—	—	—		—
	20,117	1,194	—	Feb. 22, 2011	12.30	(2)	2/22/2016	—	—	—		—
	5,453	—	—	Feb. 24, 2009	21.00	(3)	2/24/2019	—	—	—		—
	9,921	—	—	Dec. 28, 2009	23.70	(3)	12/28/2019	—	—	—		—
	44,999	—	—	July 26, 2011	15.30	(4)	7/28/2021	—	—	—		—
	17,708	32,292	—	July 26, 2012	3.47	(4)	7/26/2022	—	—	—		—
	—	350,000	—	May 21, 2013	4.42	(4)	5/21/2023	—	—	—		—
	—	—	—		—		—	—	—	175,000	(5)	—

James V. Cassella, Ph.D.	2,711	—	—	Sep. 1, 2005	13.80	(1)	9/1/2015	—	—	—		—
	9,831	589	—	Feb. 22, 2011	12.30	(2)	2/22/2016	—	—	—		—
	2,727	—	—	Feb. 24, 2009	21.00	(3)	2/24/2019	—	—	—		—
	4,962	—	—	Dec. 28, 2009	23.70	(3)	12/28/2019	—	—	—		—
	19,999	—	—	July 28,2011	15.30	(4)	7/28/2021	—	—	—		—
	14,166	25,834	—	July 26, 2012	3.47	(1)	7/26/2022	—	—	—		—
	—	87,500	—	May 21, 2013	4.42	(4)	5/21/2023	—	—	—		—
	—	—	—		—		—	—	—	43,750	(5)

Michael J. Simms	3,717	2,289	—	Feb. 22, 2011	12.30	(2)	2/22/2016	—	—	—		—
	2,727	—	—	Feb. 24, 2009	21.00	(3)	2/24/2019	—	—	—		—
	4,962	—	—	Dec. 28, 2009	23.70	(3)	12/28/2019	—	—	—		—
	20,000	—	—	July 28, 2011	15.30	(4)	7/28/2021	—	—	—		—
	9,854	16,146	—	July 26, 2012	3.47	(1)	7/26/2022	—	—	—		—
	—	87,500		May 21, 2013	4.42	(4)	5/21/2023	—	—	—		—
	—	—	—		—		—	—	—	43,750	(5)	—

(1)

Stock option award vests 25% upon the first anniversary of the stock option’s grant date and the remaining 75% in equal monthly installments over the next 36 months, subject to the grantee’s continued employment with Alexza through such vesting dates.

(2)

Stock option award vests 33% upon the first anniversary of the stock option’s grant date and the remaining 67% in equal monthly installments over the next 24 months, subject to the grantee’s continued employment with Alexza through such vesting dates.

(3)

Stock option award vests 50% upon attaining certain performance goals and 50% on the one year anniversary of attaining the performance goal, subject to the grantee’s continued employment with Alexza through such vesting dates.

(4)

Stock option award vests 50% upon the first anniversary of the stock option’s grant date and the remaining 50% in equal monthly installments over the next 12 months, subject to the grantee’s continued employment with Alexza through such vesting dates.

(5)

Restricted stock unit awards vesting schedule: if the Company’s common stock listed on the Nasdaq Global Market has traded at or above $8.63 on each trading day of any 30-day trading period after March 29, 2013 (the “Price Trigger”), then 50% of the RSUs will vest on the later of March 29, 2016 and the date on which the Price Trigger is met, and the remaining 50% of the RSUs will vest on the later of March 29, 2017 and the date on which the Price Trigger is met, provided in each case that the employee remains employed by the Company through the applicable vesting date.

2013 Director Compensation Table

Through the first nine months of 2013, non-employee directors were entitled to an annual Retainer Fee of $40,000. The annual additional retainers for the lead director and the Chair of the Audit and Ethics Committee were $18,000, the annual additional retainer for the Chair of the Compensation Committee was $10,000, and the annual additional retainer for the Chair of the Nominating and Corporate Governance Committee was $5,000.

Non-employee directors also received nondiscretionary, automatic grants of stock options to purchase 20,000 shares of our common stock upon joining the Board (the “Initial Grant”) and nondiscretionary, automatic grants of stock options to purchase a number of shares of our common stock that represent a fair market value of approximately $40,000 (the “Annual Grant”), as determined by the then-current Black-Scholes value, with possible reductions in grant size due to stock option pool size limitations.

Both the Initial Grants and the Annual Grants vested ratably over four years on a monthly basis, provided the director continues as a member of our Board. Upon a change of control, each stock option granted to a non-employee director will vest in full immediately and automatically.

On September 30, 2013, the Board, as recommended by Radford, approved the following changes to the compensation provided to the non-employee directors:

•	the annual retainer for all non-employee directors was increased to $50,000,

•	the additional annual retainer for the lead director and the Chair of the Audit Committee was increased to $20,000,

•	the additional annual retainer for the Chair of the Compensation Committee was increased to $12,000,

•	the additional annual retainer for the Chair of the Nominating and Corporate Governance Committee was increased to $8,000,

•	the Initial Grant was set at 25,000 shares,

•	the Annual Grant was set at 12,500 shares, and

•	the vesting period for the Annual Grant was reduced to one year.

The following table provides compensation information for the one-year period ended December 31, 2013 for each member of our Board:

Name	Fees Earned or Paid in Cash ($)(2)	Stock Option Awards ($)(3)		Total ($)
Thomas B. King(1)	—	—		—
Hal V. Barron, M.D., F.A.C.C.(5)(6)	20,000	—		20,000
J. Kevin Buchi(7)	42,500	75,566	(4)	118,066
Andrew L. Busser(5)(8)	20,000	—		20,000
Deepika R. Pakianathan, Ph.D.(9)	42,500	40,264		82,764
J. Leighton Read, M.D.(10)	42,500	40,264		82,764
Gordon Ringold, Ph.D.(11)	56,000	40,264		96,264
Isaac Stein(12)	66,750	40,264		107,014
Joseph L. Turner(13)	61,000	40,264		101,264

(1)	See Summary Compensation Table for disclosure related to Mr. King, who is also one of our Named Executive Officers.

(2)	Amounts represent the fees earned in 2013 by each Board member.

(3)	Amounts represent the full grant date fair value of the stock options granted to each Board member.

(4)	Amount represents the full grant date fair value of the stock option granted to Mr. Buchi upon his joining the Board on January 3, 2013.

(5)	Dr. Barron and Mr. Busser did not stand for reelection in 2013, terminating their positions as non-employee directors on May 21, 2013.

(6)	As of December 31, 2013, Dr. Barron held no unexercised, stock option awards to purchase shares of the Company’s common stock.

(7)	As of December 31, 2013, Mr. Buchi held unexercised stock option awards to purchase an aggregate of 20,000 shares of the Company’s common stock.

(8)	As of December 31, 2013, Mr. Busser held no unexercised stock option awards to purchase shares of the Company’s common stock.

(9)	As of December 31, 2013, Dr. Pakianathan held unexercised stock option awards to purchase an aggregate of 23,722 shares of the Company’s common stock.

(10)	As of December 31, 2013, Dr. Read held unexercised stock option awards to purchase an aggregate of 23,722 shares of the Company’s common stock.

(11)	As of December 31, 2013, Dr. Ringold held unexercised stock option awards to purchase an aggregate of 23,722 shares of the Company’s common stock.

(12)	As of December 31, 2013, Mr. Stein held unexercised stock option awards to purchase an aggregate of 23,722 shares of the Company’s common stock.

(13)	As of December 31, 2013, Mr. Turner held unexercised stock option awards to purchase an aggregate of 21,222 shares of the Company’s common stock.

Potential Payments Upon Termination or Change of Control

Each of our executive officers has entered into an agreement which provides for severance benefits and for the acceleration of then unvested stock options and RSUs in the event of termination in connection with a change of control. Pursuant to the terms of the agreements, if the executive officer’s employment is terminated without cause or terminated by the executive officer for good reason within three months before or 12 months following a change of control, and the executive officer agrees to sign a general release of claims in favor of the Company, then the executive officer is entitled to the following benefits:

•	acceleration of vesting of all of the executive officer’s outstanding unvested stock options to purchase common stock and unvested RSUs;

•

payment in a lump sum of the executive officer’s annual base salary plus the greater of the bonus paid for the latest completed fiscal year or the target bonus for the year in which the notification of the executive officer’s termination of employment occurs; and

•	payment in a lump sum of an amount equal to the amount of the executive officer’s out of pocket costs to continue group health insurance benefits under COBRA for 18 months.

If and to the extent that any payments in the context of a change of control are made to our executive officers who are party to these change of control agreements and the payments are equal to or exceed three times the average of that executive officer’s annual W-2 compensation for the five years preceding the change of control, the payments or benefits exceeding the five-year average will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and the non deductibility provisions imposed by Section 280G of the Internal Revenue Code. In such circumstances, we will make a gross-up payment to the executive officer to compensate the executive officer for all taxes imposed under Section 4999 and any related income taxes imposed under the Internal Revenue Code and state and local authorities for the gross-up payment, and we will not be permitted to deduct from our taxes the amount in excess of the five-year average of the compensation paid to the executive officer.

For purposes of the change of control agreements, a change of control includes a sale of substantially all of our assets; a merger or consolidation in which we are not the surviving corporation if immediately thereafter our stockholders immediately prior thereto do not beneficially own more than 50% of the combined outstanding voting power of the surviving entity or more than 50% of the combined outstanding voting power of its parent, in each case in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; a reverse merger in which we are the surviving corporation but our outstanding shares of common stock immediately preceding the merger are converted by virtue of the merger into other property if immediately after the merger our stockholders immediately prior thereto do not own more than 50% of the combined outstanding voting power of the surviving entity or more than 50% of the combined outstanding voting power of its parent, in each case in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or any transaction or series of related transactions in which our stockholders own less than 50% of voting power in the surviving corporation, other than transactions in which our primary purpose for selling stock is to raise capital for our operations and activities.

In our industry, there is a high level of merger and acquisition activity, and the executive officers of companies engaged in merger and acquisition activity are often terminated or have their responsibilities reduced upon the change of control. We provide these benefits to ensure that, in the event of a change of control, our executive officers will not have any personal incentive to resist a change of control that is approved by our Board and stockholders and will be incentivized to remain with us through, and to facilitate, the closing of any such transaction. We believe this benefit is comparable to the severance benefits provided by similarly situated companies in our industry and is appropriate and necessary to retain the individuals with the skills we believe are necessary for us to achieve our goals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Indebtedness of Management and Related Agreements

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings that he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Restated Certificate of Incorporation and Bylaws, each as amended.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2014 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 is December 31, 2014. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals not to be included in next year’s proxy materials and director nominations including a requirement that the Company receive notice of any proposal or nomination no later than March 12, 2015, and no earlier than February 10, 2015. The Company’s Bylaws may be obtained by writing to Alexza Pharmaceuticals, Inc., Attention Corporate Secretary, 2091 Stierlin Court, Mountain View, CA 94043.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability or other proxy materials, as applicable, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or a copy of other proxy materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Alexza stockholders will be “householding” our proxy materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability or other proxy materials, as applicable, please notify your broker or the Company. We will promptly deliver a separate copy of the Notice of Internet Availability or other proxy materials, as applicable, at no charge to any stockholder who sends a written request to Alexza Pharmaceuticals, Inc., Attention Corporate Secretary, 2091 Stierlin Court, Mountain View, CA 94043 or calls the Corporate Secretary at (650) 944-7000, and requests a separate copy. Stockholders who currently receive multiple copies of the Notice of Internet Availability or other proxy materials, as applicable, at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the annual meeting, and, so far as is known to the Board, no matters are to be brought before the annual meeting except as specified in the notice of the annual meeting. As to any business that may properly come before the annual meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

Mark K. Oki

Senior Vice President, Finance,

Chief Financial Officer, Treasurer and Secretary

April 30, 2014

The Company’s 2013 Annual Report on Form 10-K is available without charge upon request. Any such request should be addressed to Alexza Pharmaceuticals, Inc., Attention Corporate Secretary, 2091 Stierlin Court, Mountain View, CA 94043. The request must include a representation by the stockholder that as of April 15, 2014, the stockholder was entitled to vote at the Annual Meeting.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 9, 2014.

Vote by Internet

Go to www.envisionreports.com/ALXA

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Items 2 and 3.

1. Election of Directors: For Withhold For Withhold For Withhold

01 - Thomas B. King 02 - J. Kevin Buchi

03 - Deepika R. + Pakianathan, Ph.D.

04 - J. Leighton Read, M.D. 05 - Gordon Ringold, Ph.D. 06 - Isaac Stein

07 - Joseph L. Turner

For Against Abstain For Against Abstain

2. To approve, on an advisory basis, the compensation of 3. To ratify the selection by the Audit and Ethics Committee of the Alexza’s named executive officers, as disclosed in the Board of Directors of Ernst & Young LLP as the independent proxy statement. registered public accounting firm of Alexza for its fiscal year ending December 31, 2014.

B Non-Voting Items

Change of Address — Please print new address below. Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

72B V + 01TZNB

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2013 Annual Report on Form 10-K are available at: www.envisionreports.com/ALXA

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — ALEXZA PHARMACEUTICALS, INC.

Annual Meeting of Stockholders – June 10, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Thomas B. King and Mark K. Oki, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Alexza Pharmaceuticals, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held Tuesday, June 10, 2014 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND “FOR” ITEMS 2 AND 3. (Continued and to be marked, dated and signed, on the other side)